CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
and Board of Directors
First Metroplex Capital, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-111153 of First Metroplex Capital, Inc. on Form SB-2 of our report dated March 30, 2007 appearing in and incorporated by reference in the Annual Report on Form 10-KSB of First Metroplex Capital, Inc. for the year ended December 31, 2006 and 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Fort Worth, TX
June 6, 2007